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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported)
                                FEBRUARY 23, 2001

                       TOWER PARK MARINA INVESTORS, L.P.,
                        (FORMERLY PS MARINA INVESTORS I)
                        a California Limited Partnership
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                  0-17672                95-4137996
--------------------------------    ------------         ------------------
(State or other jurisdiction of     (Commission           (I.R.S. Employer
incorporation or organization)      File Number)        Identification Number)

            16633 Ventura Blvd., 6th Floor, Encino, California 91436
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (818) 907-0400
                                 --------------
               Registrant's telephone number, including area code:
                      ------------------------------------


ITEM 1-3.      Not Applicable.

ITEM 4. CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

On February 23, 2001, Ernst & Young LLP, the independent accountant who was previously engaged as the principal accountant for the Registrant was dismissed.

Ernst & Young LLP's report on the financial statements for the years ended December 31, 1999 and 1998 contained qualifications for uncertainties with respect to the Registrants ability to continue as a going concern. These qualifications were a result of the Registrant's property not generating a satisfactory level of cash flows and cash flow projections were not able to indicate significant improvement in the near term. These circumstances raised doubts about the Registrant's ability to recover the carrying value of its assets, and led to qualification of the accountant's opinion.

The board of directors for Westrec Investors, Inc. (the General Partner) recommended and approved the change in accountants.

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For the years ended December 31, 1999 and 1998 and the interim periods preceding this report, there were no disagreements with Ernst & Young LLP on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure, which, if not resolved would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with their report.

For the years ended December 31, 1999 and 1998 and the interim periods preceding this report, there were no "reportable events" which led to a disagreement or difference of opinion with Ernst & Young LLP.

On February 23, 2001, the Registrant engaged Vasquez & Co. LLP as the principal accountant to audit the financial statements

ITEM 5-8.      Not Applicable.



                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 1, 2001                By:    Westrec Investors, Inc.,
                                            ------------------------
                                     (formerly PS MARINA INVESTORS, INC.)
                                     ------------------------------------
                                            General Partner


                                     By:    /s/ Michael M. Sachs
                                            ---------------------
                                                Michael M. Sachs
                                                President